Exhibit 99.1

1 North Brentwood Boulevard 15th Floor St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

        News Release

Belden Reports Solid Results in Fourth Quarter 2013 and Announces Binding

Offer to Acquire Privately Held Grass Valley for $220 Million

St. Louis, Missouri – February 6, 2014 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal fourth quarter and full year 2013 results for the period ended December 31, 2013.

On its regularly scheduled earnings conference call, Belden will also discuss its offer to acquire privately held Grass Valley, a leading provider of innovative technology for the broadcast market.

Fourth Quarter 2013 Highlights

•	Grew revenue by 6.7% year-over-year;

•	Achieved adjusted gross profit margins of 35.2%, increasing 200 basis points from 33.2% in the year-ago period;

•	Improved adjusted operating profit margins to 13.8%, increasing 230 basis points from 11.5% in the year-ago period; and

•	Increased adjusted income from continuing operations per diluted share to $0.91, up 16.7% over last year’s $0.78 per diluted share.

Full Year 2013 Highlights

•	Achieved adjusted gross profit margins of 35.2%, increasing 310 basis points from 32.1% in the year-ago period;

•	Improved adjusted operating profit margins to 13.8%, increasing 270 basis points from 11.1% in the year-ago period;

•	Increased adjusted income from continuing operations per diluted share to $3.69, up 31.8% over last year’s $2.80 per diluted share;

•	Generated a record $200 million of free cash flow for the year, exceeding adjusted income from continuing operations for the 9th year in a row; and

•	Purchased 1.7 million shares of Belden common stock for $93.75 million during the year, bringing the total combined program to date shares repurchased to 5.4 million.

Fourth Quarter 2013

On a GAAP basis, revenue for the quarter totaled $509.8 million, up $32.1 million, or 6.7%, compared to $477.7 million in the fourth quarter 2012. Gross margin in the fourth quarter was 34.3%, increasing 280 basis points from 31.5% in the year-ago period. Operating profit margin in the fourth quarter was 9.6%, increasing from 6.6% in the year-ago period. Income from continuing operations per diluted share totaled $0.54, compared to $0.88 in the fourth quarter 2012, a year-over-year decrease of 38.6%, largely a result of favorable discrete tax items in the year-ago period.

Belden Reports Solid Results in Fourth Quarter 2013 and Announces Binding

Offer to Acquire Privately Held Grass Valley for $220 Million —

Adjusted revenue for the quarter totaled $515.9 million, up $34.7 million, or 7.2%, compared to $481.2 million in the fourth quarter 2012. Adjusted gross margin in the fourth quarter was 35.2%, increasing 200 basis points from 33.2% in the year-ago period. Adjusted operating profit margin in the fourth quarter was 13.8%, increasing 230 basis points from 11.5% in the year-ago period. Adjusted income from continuing operations per diluted share totaled $0.91, compared to $0.78 in the fourth quarter 2012, a year-over-year increase of 16.7%. A non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “I’m pleased with the solid finish to the year. Results were as we expected, as our Enterprise and Broadcast platforms benefitted from improved year-over-year market demand.”

Full Year 2013

On a GAAP basis, revenue for the year totaled $2.069 billion, up $228 million, or 12.4%, compared to $1.841 billion in the full year 2012. Gross margin in 2013 was 34.0%, increasing 320 basis points from 30.8% in the year-ago period. Operating profit margin in 2013 was 9.7%, increasing 380 basis points from 5.9% in the year-ago period. Income from continuing operations per diluted share totaled $2.34, compared to $0.94 in 2012, a year-over-year increase of 149%.

Adjusted revenue for the year totaled $2.084 billion, up $237 million, or 12.9%, compared to $1.847 billion in 2012. Adjusted gross margin in 2013 was 35.2%, increasing 310 basis points from 32.1% in the year-ago period. Adjusted operating profit margin in 2013 was 13.8%, increasing 270 basis points from 11.1% in the year-ago period. Adjusted income from continuing operations per diluted share totaled $3.69, compared to $2.80 in 2012, a year-over-year increase of 31.8%.

Mr. Stroup remarked, “2013 was a very good year at Belden. We successfully integrated two important acquisitions and transformed our structure from a legacy regional organization to its current form of four global platforms serving the Broadcast, Enterprise, and Industrial markets. While market demand made for a challenging year, we remained focused on creating value through the disciplined execution of our Belden Business System. As a result, revenue and profitability are at an all-time high, and we are well positioned for the future.”

Acquisition of Grass Valley

Belden has submitted a binding offer to purchase privately held Grass Valley, a leader within the broadcast market, for $220 million. The binding offer is subject to consultation with Grass Valley’s foreign labor works council, after which we will enter into a definitive agreement. Grass Valley provides innovative technologies including production switchers, cameras, servers, and editing solutions within the mission critical applications of broadcast customers. When combined with Miranda, the resulting end-to-end solution will be the most complete and compelling in the industry.

Belden Reports Solid Results in Fourth Quarter 2013 and Announces Binding

Offer to Acquire Privately Held Grass Valley for $220 Million —

“We are extremely excited to have Grass Valley join the Belden family. By combining Grass Valley and Miranda, we will create the broadcast industry’s largest and most complete portfolio,” said Mr. Stroup.

A full discussion of this transaction and its potential financial impact on Belden’s consolidated results will accompany the fourth quarter’s earnings call occurring today, February 6th at 10:30 am EST. This transaction is expected to close by March 31, 2014 and is subject to regulatory approvals, the completion of audited financial statements, and other customary closing conditions.

Outlook

“Market demand appears to be stable in the majority of our end-markets. This in combination with the execution of our Market Delivery System should create the catalyst for organic growth and margin expansion. Even after completing the acquisition of Grass Valley, our funnel and balance sheet will remain strong. We are confident that these initiatives position us to perform well, and we remain comfortable with our previously announced earnings outlook for 2014,” said Mr. Stroup.

The Company expects first quarter 2014 adjusted revenues to be $495 – $505 million and adjusted income from continuing operations per diluted share to be $0.77 – $0.82. For the full year ending December 31, 2014, the Company expects adjusted revenues to be $2.11 – $2.15 billion and adjusted income from continuing operations per diluted share to be $3.81 – $4.11. These figures exclude the potential impact of Grass Valley, as this transaction has not yet been completed.

On a GAAP basis, the Company expects first quarter 2014 revenues to be $491 – $501 million and income from continuing operations per diluted share to be $0.55 – $0.60. For the full year ending December 31, 2014, the Company expects revenues to be $2.096 – $2.136 billion and income from continuing operations per diluted share to be $2.95 – $3.25. These figures exclude the potential impact of Grass Valley, as this transaction has not yet been completed.

Earnings Conference Call

Management will host a conference call today at 10:30 am EST to discuss results of the quarter and full-year. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8685; the dial-in number for participants outside the U.S. is 913-312-0403. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Belden Reports Solid Results in Fourth Quarter 2013 and Announces Binding

Offer to Acquire Privately Held Grass Valley for $220 Million —

Forward Looking Statements

This release contains forward looking statements including our expectations for the first quarter and full-year 2014 and the acquisition of Grass Valley. Forward looking statements also include any other statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations and are not guarantees of future performance. The Company’s actual results may differ materially from these expectations for a number of reasons including: changes in the global economy may impact the Company’s results; turbulence in financial markets may increase the Company’s borrowing costs; the Company relies on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global broadcast, enterprise, and industrial markets; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of the Company’s (or the Company’s suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. In addition, the completion of the acquisition of Grass Valley is subject to a number of factors, including regulatory approvals, the completion of audited financial statements, and other customary closing conditions. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 28, 2013. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

St. Louis—based Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing

Belden Reports Solid Results in Fourth Quarter 2013 and Announces Binding

Offer to Acquire Privately Held Grass Valley for $220 Million —

amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

        Belden Investor Relations

        314-854-8054

        Investor.Relations@Belden.com

BDC-E

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(In thousands, except per share data)
Revenues	$509,751	$477,687	$2,069,193	$1,840,739
Cost of sales	(334,712)	(327,350)	(1,364,764)	(1,274,142)

Gross profit	175,039	150,337	704,429	566,597
Selling, general and administrative expenses	(96,327)	(89,789)	(378,009)	(345,926)
Research and development	(20,780)	(17,976)	(83,277)	(65,410)
Amortization of intangibles	(12,395)	(9,647)	(50,803)	(22,792)
Income from equity method investment	3,637	2,450	8,922	9,704
Asset impairment and loss on sale of assets	—	(3,772)	—	(33,676)

Operating income	49,174	31,603	201,262	108,497
Interest expense	(19,586)	(13,730)	(73,095)	(52,038)
Interest income	145	300	494	1,033
Loss on debt extinguishment	(1,612)	(1,865)	(1,612)	(52,450)

Income from continuing operations before taxes	28,121	16,308	127,049	5,042
Income tax benefit (expense)	(4,192)	23,170	(22,315)	38,194

Income from continuing operations	23,929	39,478	104,734	43,236
Income (loss) from discontinued operations, net of tax	(1,421)	2,428	(1,421)	16,774
Gain from disposal of discontinued operations, net of tax	—	124,697	—	134,480

Net income	$22,508	$166,603	$103,313	$194,490

Weighted average number of common shares and equivalents:
Basic	43,459	44,163	43,871	45,097
Diluted	44,214	45,028	44,737	45,942
Basic income (loss) per share:
Continuing operations	$0.55	$0.89	$2.39	$0.96
Discontinued operations	(0.03)	0.06	(0.03)	0.37
Disposal of discontinued operations	—	2.82	—	2.98

Net income	$0.52	$3.77	$2.36	$4.31

Diluted income (loss) per share:
Continuing operations	$0.54	$0.88	$2.34	$0.94
Discontinued operations	(0.03)	0.05	(0.03)	0.36
Disposal of discontinued operations	—	2.77	—	2.93

Net income	$0.51	$3.70	$2.31	$4.23

Comprehensive income	$31,079	$162,268	$104,697	$186,634

Dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(In thousands)
Revenues:
Broadcast Solutions	$165,701	$115,379	$663,900	$356,320
Enterprise Connectivity Solutions	120,167	114,315	493,129	496,857
Industrial Connectivity Solutions	165,022	167,497	680,643	670,112
Industrial IT Solutions	58,861	56,257	231,521	219,679
All other	—	24,239	—	97,771

Consolidated	$509,751	$477,687	$2,069,193	$1,840,739

Operating income (loss):
Broadcast Solutions	$4,199	$(3,958)	$15,099	$(11,657)
Enterprise Connectivity Solutions	11,259	7,709	48,753	40,056
Industrial Connectivity Solutions	20,843	19,651	92,562	72,366
Industrial IT Solutions	10,505	8,866	38,440	32,807
All other	—	(2,801)	1,278	(32,640)

Total segments	46,806	29,467	196,132	100,932
Eliminations	(1,269)	(314)	(3,792)	(2,139)
Income from equity method investment	3,637	2,450	8,922	9,704

Consolidated	$49,174	$31,603	$201,262	$108,497

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$613,304	$395,095
Receivables, net	304,204	300,864
Inventories, net	207,980	215,282
Deferred income taxes	30,417	19,885
Other current assets	35,655	28,456

Total current assets	1,191,560	959,582
Property, plant and equipment, less accumulated depreciation	300,835	307,048
Goodwill	775,426	778,708
Intangible assets, less accumulated amortization	376,976	428,273
Deferred income taxes	32,179	46,970
Other long-lived assets	79,362	64,002

	$2,756,338	$2,584,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$199,897	$183,672
Accrued liabilities	197,316	166,272
Current maturities of long-term debt	2,500	15,678
Current liabilities of discontinued operations	—	86,860

Total current liabilities	399,713	452,482
Long-term debt	1,364,536	1,135,527
Postretirement benefits	105,924	144,320
Other long-term liabilities	49,624	40,394
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	585,753	598,180
Retained earnings	556,214	461,756
Accumulated other comprehensive loss	(29,181)	(30,565)
Treasury stock	(276,748)	(218,014)

Total stockholders’ equity	836,541	811,860

	$2,756,338	$2,584,583

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Twelve Months Ended
	December 31, 2013	December 31, 2012
	(In thousands)
Cash flows from operating activities:
Net income	$103,313	$194,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,451	59,355
Share-based compensation	14,854	12,374
Deferred income tax expense (benefit)	11,932	(42,750)
Provision for inventory obsolescence	4,623	5,085
Pension funding less than pension expense	2,833	593
Loss on debt extinguishment	1,612	52,450
Asset impairment and loss on sale of assets	—	33,676
Gain from disposal of discontinued operations	—	(134,480)
Income from equity method investment	(8,922)	(9,704)
Tax benefit related to share-based compensation	(10,734)	(4,119)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(18,132)	5,628
Inventories	2,249	31,706
Accounts payable	12,994	(55,166)
Accrued liabilities	30,561	(681)
Accrued taxes	(93,524)	(10,760)
Other assets	3,293	968
Other liabilities	13,198	723

Net cash provided by operating activities	164,601	139,388
Cash flows from investing activities:
Capital expenditures	(40,209)	(41,010)
Cash used to acquire businesses, net of cash acquired	(9,979)	(860,353)
Proceeds from disposal of tangible assets	3,169	9,575
Proceeds from disposal of businesses	3,735	299,848

Net cash used for investing activities	(43,284)	(591,940)
Cash flows from financing activities:
Borrowings under credit arrangements	637,595	1,149,966
Payments under borrowing arrangements	(434,743)	(593,864)
Tax benefit related to share-based compensation	10,734	4,119
Proceeds from settlement of derivatives	—	4,024
Proceeds from exercise of stock options, net of withholding tax payments	(3,019)	2,372
Cash dividends paid	(6,678)	(11,441)
Debt issuance costs paid	(17,376)	(15,414)
Payments under share repurchase program	(93,750)	(75,000)

Net cash provided by financing activities	92,763	464,762
Effect of foreign currency exchange rate changes on cash and cash equivalents	4,129	333

Increase in cash and cash equivalents	218,209	12,543
Cash and cash equivalents, beginning of period	395,095	382,552

Cash and cash equivalents, end of period	$613,304	$395,095

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for acquisition and divestiture transaction costs, capital expenditures net of the proceeds from the disposal of tangible assets, non-recurring payments related to divestitures, and non-recurring tax payments related to the settlement of a tax sharing agreement. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends, and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(In thousands)
GAAP net cash provided by operating activities	$113,798	$46,053	$164,601	$139,388
Capital expenditures, net of proceeds from the disposal of tangible assets	(8,790)	(883)	(37,040)	(31,435)
Working capital settlement in connection with the sale of consumer electronics assets	—	32,333	—	32,333
Acquisition and divestiture transaction costs	—	4,928	—	4,928
Non-recurring tax payments made for gain on 2012 sale of Thermax and Raydex cable business	—	—	41,808	—
Non-recurring tax payments made in settlement of tax sharing agreement with Cooper Industries	—	—	30,000	—

Non-GAAP free cash flow	$105,008	$82,431	$199,369	$145,214

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value; acquisition and divestiture transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance and other restructuring costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; non-recurring tax benefits related to the settlement of a tax sharing agreement; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(In thousands, except percentages and per share amounts)
GAAP revenues	$509,751	$477,687	$2,069,193	$1,840,739
Deferred revenue adjustments	6,127	3,482	15,297	6,272

Adjusted revenues	$515,878	$481,169	$2,084,490	$1,847,011

GAAP gross profit	$175,039	$150,337	$704,429	$566,597
Deferred gross profit adjustments	4,484	2,038	11,337	2,902
Severance and other restructuring costs	2,078	44	7,124	6,482
Accelerated depreciation	—	—	4,861	—
Purchase accounting effects related to acquisitions	—	7,124	6,550	16,048

Adjusted gross profit	$181,601	$159,543	$734,301	$592,029

Adjusted gross profit margin	35.2%	33.2%	35.2%	32.1%
GAAP operating income	$49,174	$31,603	$201,262	$108,497
Amortization of intangible assets	12,395	9,647	50,803	22,792
Severance and other restructuring costs	5,365	500	14,888	17,927
Deferred gross profit adjustments	4,484	2,038	11,337	2,902
Accelerated depreciation	—	—	4,861	—
Asset impairment and loss on sale of assets	—	3,772	—	33,676
Purchase accounting effects related to acquisitions	—	7,563	6,550	18,782
Gain on sale of assets	—	—	(1,278)	—

Total operating income adjustments	22,244	23,520	87,161	96,079

Adjusted operating income	$71,418	$55,123	$288,423	$204,576

Adjusted operating income margin	13.8%	11.5%	13.8%	11.1%
GAAP income from continuing operations	$23,929	$39,478	$104,734	$43,236
Operating income adjustments from above	22,244	23,520	87,161	96,079
Loss on debt extinguishment	1,612	1,865	1,612	52,450
Tax benefit from Cooper tax sharing agreement	—	(21,043)	—	(21,043)
Tax effect of adjustments	(7,561)	(8,523)	(28,368)	(42,092)

Adjusted income from continuing operations	$40,224	$35,297	$165,139	$128,630

GAAP income from continuing operations per diluted share	$0.54	$0.88	$2.34	$0.94
Adjusted income from continuing operations per diluted share	$0.91	$0.78	$3.69	$2.80
GAAP and Adjusted diluted weighted average shares	44,214	45,028	44,737	45,942

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value; acquisition and divestiture transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance and other restructuring costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended December 31, 2013
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$165,701	$120,167	$165,022	$58,861	$—	$509,751	$—	$—	$509,751
Deferred revenue adjustments	6,127	—	—	—	—	6,127	—	—	6,127

Adjusted revenues	$171,828	$120,167	$165,022	$58,861	$—	$515,878	$—	$—	$515,878

GAAP operating income	$4,199	$11,259	$20,843	$10,505	$—	$46,806	$(1,269)	$3,637	$49,174
Amortization of intangible assets	11,097	235	268	795	—	12,395	—	—	12,395
Severance and other restructuring costs	4,573	207	381	204	—	5,365	—	—	5,365
Deferred gross profit adjustments	4,484	—	—	—	—	4,484	—	—	4,484

Total operating income adjustments	20,154	442	649	999	—	22,244	—	—	22,244

Adjusted operating income	$24,353	$11,701	$21,492	$11,504	$—	$69,050	$(1,269)	$3,637	$71,418

Adjusted operating income margin	14.2%	9.7%	13.0%	19.5%		13.4%			13.8%

	Three Months Ended December 31, 2012
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$115,379	$114,315	$167,497	$56,257	$24,239	$477,687	$—	$—	$477,687
Deferred revenue adjustments	3,482	—	—	—	—	3,482	—	—	3,482

Adjusted revenues	$118,861	$114,315	$167,497	$56,257	$24,239	$481,169	$—	$—	$481,169

GAAP operating income (loss)	$(3,958)	$7,709	$19,651	$8,866	$(2,801)	$29,467	$(314)	$2,450	$31,603
Amortization of intangible assets	8,438	189	271	749	—	9,647	—	—	9,647
Purchase accounting effects related to acquisitions	7,124	178	158	103	—	7,563	—	—	7,563
Deferred gross profit adjustments	2,038	—	—	—	—	2,038	—	—	2,038
Severance and other restructuring costs	500	—	—	—	—	500	—	—	500
Asset impairment and loss on sale of assets	—	—	—	—	3,772	3,772	—	—	3,772

Total operating income adjustments	18,100	367	429	852	3,772	23,520	—	—	23,520

Adjusted operating income	$14,142	$8,076	$20,080	$9,718	$971	$52,987	$(314)	$2,450	$55,123

Adjusted operating income margin	11.9%	7.1%	12.0%	17.3%	4.0%	11.0%			11.5%

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2014 REVENUE AND EARNINGS GUIDANCE

	Year Ended	Three Months Ended
	December 31, 2014	March 30, 2014
Adjusted revenues	$2.110 - $2.150 billion	$495 - $505 million
Deferred revenue adjustments	($14 million)	($4 million)

GAAP revenues	$2.096 - $2.136 billion	$491 - $501 million

Adjusted income from continuing operations per diluted share	$3.81 - $4.11	$0.77 - $0.82
Amortization of intangible assets	($0.71)	($0.18)
Deferred gross profit adjustments	($0.15)	($0.04)

GAAP income from continuing operations per diluted share	$2.95 - $3.25	$0.55 - $0.60

Our guidance for income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2014. Our actual income from continuing operations per diluted share may be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, and other gains (losses) related to events or conditions that are not yet known. The guidance above excludes any impact of our anticipated acquisition of Grass Valley.